AMCAP Fund
February 29, 2016
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$-
Class B	$-
Class C	$-
Class F-1	$-
Class F-2	$-
Total	$0
Class 529-A	$-
Class 529-B	$-
Class 529-C	$-
Class 529-E	$-
Class 529-F-1	$-
Class R-1	$-
Class R-2	$-
Class R-2E	$-
Class R-3	$-
Class R-4	$-
Class R-5	$-
Class R-5E	$-
Class R-6	$-
Total	$0
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$-
Class B	$-
Class C	$-
Class F-1	$-
Class F-2	$-
Class 529-A	$-
Class 529-B	$-
Class 529-C	$-
Class 529-E	$-
Class 529-F-1	$-
Class R-1	$-
Class R-2	$-
Class R-2E	$-
Class R-3	$-
Class R-4	$-
Class R-5	$-
Class R-5E	$-
Class R-6	$-
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	972,076
Class B	2,439
Class C	62,955
Class F-1	100,868
Class F-2	146,080
Total	1,284,418
Class 529-A	52,121
Class 529-B	410
Class 529-C	13,563
Class 529-E	2,625
Class 529-F-1	3,104
Class R-1	4,525
Class R-2	22,923
Class R-2E	113
Class R-3	45,919
Class R-4	43,217
Class R-5	49,056
Class R-5E*	-
Class R-6	284,904
Total	522,480
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$24.47
Class B	$22.31
Class C	$22.02
Class F-1	$24.27
Class F-2	$24.60
Class 529-A	$24.24
Class 529-B	$22.13
Class 529-C	$22.15
Class 529-E	$23.70
Class 529-F-1	$24.40
Class R-1	$22.56
Class R-2	$22.56
Class R-2E	$24.38
Class R-3	$23.81
Class R-4	$24.28
Class R-5	$24.74
Class R-5E	$24.48
Class R-6	$24.69
* Amount less than one thousand